SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 14, 2012

Communication Intelligence Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of Principal Executive Offices)

(Zip Code)

(650) 802-7888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

Summary of Financing

On September 14, 2012, Communication Intelligence Corporation (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”).  Under the terms of the Subscription Agreements, the Investors purchased approximately $1,100,000 of unsecured convertible promissory notes (each a “Note,” and, collectively, the “Notes”), and, subject to the satisfaction of certain closing conditions, agreed to purchase at a subsequent closing (the “Final Closing”) approximately 1,100,000 shares of Series D-2 Preferred Convertible Stock (“Series D-2 Preferred Stock”) at a purchase price of $1.00 per share.  The Notes bear interest at the rate of 10% per annum, and have a maturity date of December 31, 2012.  The Notes will automatically convert into shares of Series D-2 Preferred Stock at a price of $1.00 per share upon the consummation of the Final Closing provided such closing occurs prior to December 31, 2012.  The Series D-2 Preferred Stock is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price of $0.05 per share (subject to adjustment).  The Final Closing is presently expected to be consummated no later than November 15, 2012, and is subject to stockholder approvals and the satisfaction of customary closing conditions.

    At the Final Closing, approximately $1,050,000 in aggregate principal and accrued interest of certain outstanding convertible promissory notes will be automatically converted into shares of Series D-2 Preferred Stock at a conversion price of $1.00 per share (the “Automatic Conversion”).  Also, pursuant to the terms of an Agreement to Amend and Convert Unsecured Convertible Promissory Notes (the “Agreement to Amend and Convert”), holders of certain outstanding convertible promissory notes have agreed to convert approximately $1,100,000 in aggregate principal and accrued interest into shares of Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”, and, collectively with the Series D-2 Preferred Stock, the “Series D Preferred Stock”) at a conversion price of $1.00 per share upon the consummation of the Final Closing provided such closing occurs prior to December 31, 2012.  The Series D-1 Preferred Stock is convertible into shares of the Common Stock at a conversion price of $0.0225 per share (subject to adjustment) (these transaction are, collectively with the transactions contemplated by the Subscription Agreements and the Automatic Conversion, referred to as the “Financing”).

The rights, powers and preferences of the Series D Preferred Stock, and changes to the Company’s Certificate of Incorporation and Certificates of Designation are summarized below.  The description below assumes the Company will receive the requisite stockholder approval to consummate the Financing.

The Series D Preferred Stock

The material terms of the Series D-1 Preferred Stock and Series D-2 Preferred Stock, other than the initial conversion price, will be essentially the same. The Series D-1 Preferred Stock is convertible into Common Stock at a conversion price of $0.05 per share (subject to adjustment) and the Series D-2 Preferred Stock is convertible into Common Stock at a conversion price of $0.0225 per share (subject to adjustment).

The Series D Preferred Stock will rank senior to the Company’s outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock with respect to dividend rights and liquidation preferences. The Series D Preferred Stock will accrue dividends at the rate of 10% per annum and generally will vote together on an as converted basis with the holders of Common Stock and the holders of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock. In addition, the Series D Preferred Stock will have protective provisions similar to those provided to the holders of Series C Preferred Stock.

Amendment of Amended and Restated Certificate of Incorporation

As a condition to the closing of the Financing, the Company is obligated to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock.  The Company intends to solicit its stockholders to consider and approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 1,050,000,000 to 1,536,000,000 (the “Charter Amendment”).  Of these authorized shares,

1,500,000,000 will be designated as Common Stock, 2,000,000 will be designated as Series A-1 Preferred Stock, 14,000,000 will be designated as Series B Preferred Stock, 9,000,000 will be designated as Series C Preferred Stock, 3,000,000 will be designated as Series D-1 Preferred Stock and 8,000,000 will be designated Series D-2 Preferred Stock.  The Charter Amendment will allow the Company to complete the Financing as described above and have additional shares of stock available for possible future capital raising activities as approved by the Board of Directors.

Amendment and Restatement of Certificates of Designation for Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock

In addition, as a condition to the closing of the Financing, the Company is obligated to amend and restate the Certificates of Designation for the Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to, among other things, subordinate the Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in terms of dividend rights, liquidation preferences and other rights to the Series D Preferred Stock.  Holders of at least a majority of the shares of the Company’s Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have approved the amendment and restatement of the Certificate of Designation applicable to such holders.

Transactions With Related Persons

SG Phoenix LLC, an affiliate of the Phoenix Venture Fund LLC, the Company’s largest stockholder, acted as an administrative agent with respect to the Financing.  Philip Sassower and Andrea Goren are the co-managers of SG Phoenix LLC, and are also the Company’s Chief Executive Officer and Chief Financial Officer, respectively.  Mr. Sassower is Chairman of the Board of Directors, and Mr. Goren is also a member of the Company’s Board of Directors and the Company’s Corporate Secretary. The Company has agreed to pay all legal fees and out-of-pocket expenses incurred by SG Phoenix LLC and its affiliates in connection with the proposed Offering. In addition, at the Final Closing, SG Phoenix LLC will be paid a cash administrative fee equal to $150,000, and issued three-year warrants to purchase 3,000,000 shares of Common Stock at an exercise price per share equal to the initial conversion price of the Series D-2 Preferred Stock. A portion of the net proceeds of the Financing will be used to repay up to approximately $350,000 in aggregate principal and accrued interest on outstanding demand indebtedness, at least part of which is owed to affiliates of SG Phoenix LLC.

The transactions set forth in this Current Report have been approved by a Special Committee of the Board of Directors comprised of disinterested directors, as well as the entire Board of Directors.

Item 7.01                      Regulation FD Disclosure

On September 19, 2012, the Company issued a press release announcing the Company’s Financing described above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2012	Communication Intelligence Corporation

	By:	/s/ Craig Hutchison

Craig Hutchison
Vice President and Assistant Treasurer

Exhibit Index

Exhibit	Description

99.1	Press Release dated September 19,2012